Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Colman Cheng, Chief Financial Officer	Mr. Crocker Coulson, President
China Nutrifruit Group Limited	CCG Investor Relations
Tel:+ 852 9039 8111	Tel: +1-646-213-1915 (NY office)
Email: zsj@longheda.net	Email: crocker.coulson@ccgir.com
Website: www.chinanutrifruit.com	Website: www.ccgirasia.com

Elaine Ketchmere, Partner
Email: elaine.ketchmere@ccgir.com
Tel: +1-310-954-1345 (LA office)

China Nutrifruit Group Limited Announces First Quarter Fiscal Year 2011 Results

  First quarter FY2011 net income rose 14.0% to $1.8 million

  Affirms FY 2011 Guidance

Daqing, Heilongjiang Province, China – August 16, 2010 China Nutrifruit Group Limited (NYSE Amex: CNGL) (“China Nutrifruit” or “the Company”), a leading producer of premium specialty fruit based products in China (“PRC”), today announced its financial results for the period ended June 30, 2010 which represents the first quarter of fiscal year 2011.

First Quarter Fiscal Year 2011 Highlights and Recent Events

  Net sales increased 2.9% year-over-year to $9.6 million

  Gross profit increased 5.0% year-over-year to $4.1 million, with gross margin of 42.8%

  Operating earnings rose 13.0% year-over-year to $2.4 million, with operating margin of 25.2%

  Net income was $1.8 million, or $0.04 per diluted share

  Successfully completed technological upgrades to its fruit concentrate production lines at its Mudanjiang and Daqing facilities

  Commenced its fiscal year 2011 production season in July 2010

  Started production of its new blackcurrant and seabuckthorn concentrate juice and glazed fruits products in July 2010

“Historically, the first fiscal quarter is the slowest as we mainly engage in selling our remaining inventory from the prior year’s production season. This explains our modest growth in net sales, gross margin and net income during the first fiscal quarter of 2011. We kicked off our new production season in late July and will add some new products to our mix this year,” commented Mr. Changjun Yu, Chairman and CEO of China Nutrifruit. “Driven by increasing market demand for our glazed and concentrated juice products, we received repeat orders from our existing distributors at higher volumes, improving our operational efficiency and enhancing our profitability.”

First Quarter Fiscal Year 2011 Results

Net sales for the first quarter of fiscal year 2011 increased 2.9% to $9.6 million, as compared to $9.4 million in the same quarter of fiscal 2010. The growth in sales was attributable to increased demand and resulting sales of the Company’s glazed fruits and concentrate juice products as well as a 21.0% year-over-year increase in average sales price of crab apple concentrate products.

In the first quarter of fiscal year 2011, net sales from concentrated juice products, which accounted for 52.2% of total net sales, were $5.0 million, up 38.8% from $3.6 million, or 38.8% of total net sales, in the same quarter of 2010. Net sales from glazed fruit products increased 68.3% to $1.7 million, contributing 18.2% of the net sales, as compared to $1.0 million, or 11.1% of total net sales in the prior year. The significant increase in sales of glazed fruit was due to increased sales of the Company’s new blueberry glazed fruit product launched in December 2009. Sales of nectar and concentrate pulp products were $0.6 million and $2.3 million, respectively down from $0.8 million and $2.8 million, respectively in the same period of fiscal 2010. The Company reported no revenue from the beverage segment as it discontinued beverage operation in March 2010, following its strategic decision to cease beverage production and focus on its high-margin premium products.

Gross profit for the first quarter of fiscal year 2011 increased 5.0% to $4.1 million, from $3.9 million for the same period a year ago. Gross margin was 42.8% for the first quarter of fiscal year 2011, up slightly from 41.9% in the year ago period. The increase in gross margin was mainly due to the Company’s strategic decision to cease production of relatively low-margin beverage products in March 2010 and increased average selling price of crab apple concentrate juice as mentioned above. As a result, the gross margin of concentrate juice products increased 9.1 percentage points to 45.3% from 36.2% in the first quarter of fiscal year 2010. The gross margin of glazed fruit products declined to 49.8% from 65.5% in the same period last fiscal quarter. The decline was primarily because the Company used frozen blueberries during the non-harvest season to process new blueberry glazed fruit in order to maximize the utilization rate of its glazed fruit production line and increase sales volume to distributors. The cost of frozen blueberries is relatively higher than fresh blueberries.

In the first quarter of fiscal year 2011, selling, general, and administrative expenses were $1.7 million, down from $1.8 million in the same period last year. Selling expenses were $0.6 million, or 6.1% of net sales, down 29.5% compared to $0.8 million, or 8.9% of net sales, in the first quarter of fiscal year 2010. The decrease was due to the Company’s well established relationship with existing distributors who placed repeated orders with higher volume, resulting in lower sales related travel expenses. In addition, the Company incurred no selling expenses related to beverage products in the first quarter of fiscal year 2011.

General and administrative (“G&A”) expenses were $1.1 million, or 11.5% of net sales, up 17.2% from $0.9 million, or 10.1% of net sales a year ago. The increase was primarily due to the increase in salaries and benefits of staff and support personnel, depreciation expenses incurred in connection with its new glazed fruit production line launched in December 2009.

Operating earnings in the first quarter of fiscal year 2011 were $2.4 million compared to $2.2 million, in the comparable period last fiscal year. Operating margin for the quarter was 25.2%, as compared to 23.0% a year ago.

Provision for income taxes was $0.7 million compared to $0.6 million a year ago.

Net income in the first quarter of fiscal year 2011 was $1.8 million, or $0.04 per diluted share, up 14.0% as compared to $1.6 million, or 0.04 per diluted share, a year ago. The calculation of diluted earnings per share for the first quarter of fiscal 2011 is based on 36.8 million weighted average shares outstanding compared to 36.1 million in the same quarter of fiscal 2010.

Financial Condition

As of June 30, 2010, China Nutrifruit had $26.7 million in cash and cash equivalents, $2.5 million in current liabilities with no long term debt and working capital of $46.2 million. Shareholders’ equity was $67.6 million as of June 30, 2010, up from $65.8 million as of March 31, 2010. Net cash used in operating activities was $5.8 million, which reflects a $13.7 million advance payment for the construction of its new fruit and vegetable powder production facility in Daqing, which is scheduled to begin operations in September 2010. The Company recorded approximately $3.5 million as capital expenditures in relation to the recent technological upgrades of its concentrate juice production lines at its Daqing and Mu Dan Jiang facilities.

Business Outlook

China Nutrifruit recently completed installation of additional equipment and implemented advanced production techniques at its facilities in Daqing and Mu Dan Jiang. The Company also made systematic upgrades to its existing equipment, replacing inefficient machinery to improve performance and productivity. As a result of the technological upgrades, the Company expects to benefit from improved productivity and maximize its resource efficiency, favorably affecting gross margins.

In July 2010, the Company also commenced production of its new blackcurrant and seabuckthorn concentrate juice and glazed fruit products. For fiscal year 2011, China Nutrifruit plans to engage in limited production of the newly developed concentrate juice and glazed fruit products and will ramp up production based on market feedback.

The Company is on track to begin trial production of its new fruit and vegetable powder products in September 2010 at its new fruit and vegetable powder production facility in Daqing, with an annual capacity of 10,000 tons. Management expects this new segment to favorably impact revenue and net income growth in fiscal year 2011.

“We started fiscal 2011 on a positive note with growth initiatives including new product introductions and technological and process improvements at our facilities in advance of our fiscal year 2011 production season,” said Mr. Yu. “We are excited about the newly developed blackcurrant and seabuckthorn concentrate juice and glazed fruit products and are optimistic about their market demand. Our production team is gearing up to commence production of our new fruit and vegetable powder products in September 2010 as per schedule. We plan to optimally leverage our well-established distribution network to market our new powder products and hope to begin selling our products overseas.”

The Company affirms its financial guidance of $90-$95 million in revenue and $22-$23 million in net income for fiscal year 2011.

Conference Call Information

Management will conduct a conference call at 10:00 a.m. Eastern Time on Monday, August 16, 2010 to discuss its first quarter fiscal 2011 results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 877-380-4607. International callers should dial +1-702-928-6995. The conference ID number for the call is 93533081. If you are unable to participate in the call at this time, a replay will be available on Monday, August 16, 2010 at 11:00 a.m. Eastern Time, through Monday, August 30, 2010. To access the replay, dial 800-642-1687. International callers should dial +1-706-645-9291. The conference ID number for the replay is 93533081.

About China Nutrifruit Group Limited

Through its subsidiary Daqing Longheda Food Company Limited, China Nutrifruit, is engaged in developing, processing, marketing and distributing a variety of food products processed primarily from premium specialty fruits grown in Northeast China, including golden berry, crab apple, blueberry and raspberry. The Company’s processing facility possesses ISO9001 and HACCP series qualifications. Currently, the Company has established an extensive nationwide sales and distribution network throughout 20 Provinces in China. For more information, please visit http://www.chinanutrifruit.com .

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act"”). Such statements include, among others, those concerning our new products, new fruit and vegetable powder manufacturing facility, technological upgrades to production lines and their expected impacts on the Company’s business and financial performance, expected financial performance in FY2011 and strategic and operational plans, our expectations regarding the market for our existing products and new products, our expectations regarding the continued growth of the specialty fruit market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words “believe,” “expect,” “anticipate,” “project,” “targets,” “optimistic,” “intend,” “aim,” “will” or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors mentioned in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended March 31, 2009, and other risks and uncertainties mentioned in our other reports filed with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

–Financial Tables Follow –

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Stated in US Dollars)
	Three months ended
	June 30,
	2010	2009
Net sales	$9,628,256	$9,358,205
Cost of sales	(5,509,124)	(5,436,273)
Gross profit	4,119,132	3,921,932
Selling expenses	(584,508)	(828,749)
General and administrative expenses	(1,105,724)	(943,104)
Operating earnings	2,428,900	2,150,079
Other income (expenses)
Interest expense	-	-
Other income	30,472	7,744
Total other income (expenses)	30,472	7,744
Earnings before noncontrolling interests and income taxes	2,459,372	2,157,823
Provision for income taxes	(665,866)	(585,142)
Earnings before noncontrolling interests	1,793,506	1,572,681
Net earnings	1,793,506	1,572,681
Other comprehensive income
Foreign currency translation	(68,850)	2,308
Comprehensive income	$1,724,656	$1,574,989

Earnings per share
Basic	$0.04	$0.04
Diluted	$0.04	$0.04
Weighted average number of common stock outstanding
Basic	36,670,809	36,125,754
Diluted	36,774,433	36,125,754

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Stated in US Dollars)

	June 30,	March 31,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$26,660,974	$35,994,443
Proceeds from private placement held in escrow account	931,630	931,630
Trade receivables, net of allowance	7,063,910	11,047,846
Inventories, net	271,888	4,179,910
Prepayment and deposits	13,701,308	-
Other current assets	69,176	116,196
Total current assets	48,698,886	52,270,025
Property and equipment, net	16,617,700	17,066,907
Construction in progress	3,503,536	-
Deferred tax assets	1,029,851	1,068,878
Land use rights, net	184,892	185,686
TOTAL ASSETS	$70,034,865	$70,591,496

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Other payables and accrued expenses	$1,925,373	$2,379,246
Trade payables	58,309	87,954
Income taxes payable	498,744	2,296,513
Total current liabilities	2,482,426	4,763,713
TOTAL LIABILITIES	2,482,426	4,763,713

Commitments and Contingencies

Shareholders' equity
Preferred stock
Authorized: 5,000,000 shares, par value $0.001 Issued and outstanding: 350,559 shares as of June 30, 2010; (365,109 as of March 31, 2010)	350	365
Common stock
Authorized: 120,000,000 shares, par value $0.001 Issued and outstanding: 36,718,772 shares as of June 30, 2010; (36,573,272 shares as of March 31, 2010)	36,719	36,573
Additional paid-in-capital	36,492,744	36,492,875
Statutory reserves – restricted	4,564,345	4,564,345

Accumulated other comprehensive income	371,864	440,714
Retained earnings	26,086,417	24,292,911
TOTAL SHAREHOLDERS’ EQUITY	67,552,439	65,827,783
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$70,034,865	$70,591,496

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Stated in US Dollars)

	Three months ended
	June 30,
	2010	2009
Operating activities:
Net earnings	$1,793,506	$1,572,681
Adjustments to reconcile net earnings to net cash used in operating activities
Depreciation and amortization	428,358	356,052
Benefit for deferred income taxes	39,027	59,453
Changes in operating assets and liabilities:
Trade receivables, net	3,972,796	7,579,205
Inventories	3,903,808	2,964,635
Prepayment and deposits	(13,699,845)	-
Other current assets	45,527	271,591
Trade payables	(29,557)	(75,212)
Income taxes payable	(1,795,453)	(892,322)
Other payables and accrued expenses	(451,846)	(742,238)
Net cash (used in) provided by operating activities	(5,793,679)	11,093,845

Investing activities:
Addition of construction in progress	(3,503,536)	-
Net cash used in investing activities	(3,503,536)	-

(Decrease) Increase in cash and cash equivalents	(9,297,215)	11,093,845

Effect of exchange rate on cash and cash equivalents	(36,254)	(7,331)

Cash and cash equivalents at beginning of the period	35,994,443	4,768,542

Cash and cash equivalents and proceeds from private placement held in escrow account at end of the period	$26,660,974	$15,855,056

Supplemental disclosure of cash flows information:
Cash paid for:
Income taxes	$2,422,292	$5,634,883